UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 29, 2008 (December 26, 2008)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	40 East 52nd Street, New York, New York	10022
	(Address of principal executive offices)	(Zip Code)

	Registrant’s telephone number, including area code:	(212) 810-5300

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into Material Definitive Agreements

In connection with the consummation of the merger contemplated by the merger agreement, dated September 15, 2008, by and between Bank of America Corporation (“Bank of America”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”), which, as of November 30, 2008, beneficially owned approximately 48.5% of the outstanding common stock, par value $0.01 per share (the “Common Stock”) and Series A non-voting convertible participating preferred stock, par value $0.01 per share (the “Series A Preferred Stock”) of BlackRock, Inc. (“BlackRock”), BlackRock, on December 26, 2008, entered into an exchange agreement (the “Merrill Lynch Exchange Agreement”) with Merrill Lynch, pursuant to which Merrill Lynch will exchange (i) 49,865,000 shares of BlackRock’s Common Stock for a like number of shares of BlackRock’s Series B non-voting convertible participating preferred stock, par value $0.01 per share (the “Series B Preferred Stock”) and (ii) 12,604,918 shares of BlackRock’s Series A Preferred Stock for a like number of shares of Series B Preferred Stock (the “Merrill Lynch Exchanges”).

Concurrently with entering into the Merrill Lynch Exchange Agreement, on December 26, 2008, BlackRock entered into a separate exchange agreement (the “PNC Exchange Agreement” and together with the Merrill Lynch Exchange Agreement, the “Exchange Agreements”) with The PNC Financial Services Group, Inc. (“PNC”), which, as of November 30, 2008, beneficially owned approximately 36.5% of the outstanding Common Stock of BlackRock.  Pursuant to the PNC Exchange Agreement, PNC will exchange (i) 17,872,000 shares of the Common Stock for a like number of shares of Series B Preferred Stock and (ii) up to 2,940,866 shares of Common Stock for a like number of shares of BlackRock’s Series C non-voting convertible participating preferred stock, par value $0.01 (the “Series C Preferred Stock”) (such transactions, the “PNC Exchanges” and together with the Merrill Lynch Exchanges, the “Exchange Transactions”).  The terms of the Series B Preferred Stock and Series C Preferred Stock are further described in Item 3.02.

The Exchange Agreements contain consents and waivers by BlackRock and Merrill Lynch under the Amended and Restated Stockholder Agreement, dated as of July 16, 2008 (as so amended and restated, the “Merrill Lynch Stockholder Agreement”), and by BlackRock and PNC under the Implementation and Stockholder Agreement, dated February 15, 2006 (as so amended, the “PNC Stockholder Agreement” and together with the “Merrill Lynch Stockholder Agreement,” the “Stockholder Agreements”), respectively, necessary in order to effectuate the Exchange Transactions in compliance with the provisions of the Stockholder Agreements.

The Exchange Transactions are expected to close upon receipt of necessary foreign regulatory approvals.  Following the consummation of the transactions contemplated by the Exchange Agreements, Merrill Lynch is expected to own directly or indirectly approximately 4.9% of BlackRock’s outstanding Common Stock, and PNC directly or indirectly is expected to beneficially own approximately  47.0% of BlackRock’s outstanding Common Stock.

In connection with the consummation of the Exchange Transactions, BlackRock intends to enter into the Second Amended and Restated Stockholder Agreement (the “Amended and Restated Merrill Lynch Stockholder Agreement”) with Merrill Lynch and the parties named therein, the Amended and Restated Implementation and Stockholder Agreement (the “Amended and Restated PNC Stockholder Agreement”) with PNC, and the Third Amendment to the Share Surrender Agreement (“Amendment to the Share Surrender Agreement”) with PNC.

The changes contained in the Amended and Restated Merrill Lynch Stockholder Agreement in relation to the prior agreement will, among other things, (i) revise the definitions of “Fair Market Value,” “Ownership Cap” and “Significant Stockholder”; and (ii) amend or supplement certain other definitions and provisions therein to incorporate Series B Preferred Stock and Series C Preferred Stock, respectively.  The changes contained in the Amended and Restated PNC Stockholder Agreement in relation to the prior agreement will, among other things, (i) revise the definitions of “Fair Market Value,” “Ownership Cap,” “Ownership Percentage,” “Ownership Threshold” and “Significant Stockholder”; and (ii) amend or supplement certain other provisions therein to incorporate Series B Preferred Stock and Series C Preferred Stock, respectively.

The Amendment to the Share Surrender Agreement will provide for the substitution of Series C Preferred Stock for the shares of Common Stock currently subject to the Share Surrender Agreement, dated October 10, 2002, by and among BlackRock, PNC and PNC Bancorp, Inc. (as successor in interest to PNC Asset Management, Inc.) (as amended, the “Share Surrender Agreement”).

The foregoing descriptions of the Exchange Agreements do not purport to be complete and are qualified in their entirety by reference to the Exchange Agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Item 3.02       Unregistered Sales of Equity Securities

The information set forth under Item 1.01 concerning the exchanges of Series B Preferred Stock and Series C Preferred Stock, as applicable, for each share of the Common Stock delivered by Merrill Lynch and PNC, or their respective subsidiaries, are incorporated herein by reference.

The above exchanges of Series B Preferred Stock and Series C Preferred Stock for Common Stock constitute exchanges of BlackRock’s securities with existing security holders where no commission or other remuneration has been paid or given for soliciting such exchanges and therefore are exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 3(a)(9) of the Securities Act.

The terms of Series B Preferred Stock and Series C Preferred Stock, respectively, are summarized below:

Rank.  The Series B Preferred Stock and Series C Preferred Stock will rank pari passu in right of payment with respect to dividends and upon liquidation with the Series A Preferred Stock and any other series of BlackRock’s preferred stock that by its terms ranks pari passu in right of payment as to dividends and/or upon liquidation with the Series B Preferred Stock and Series C Preferred Stock, respectively.

Dividend.  The Series B Preferred Stock and Series C Preferred Stock will be entitled to receive any dividend that is paid to holders of Common Stock.  Any subdivisions, combinations, consolidations or reclassifications to the Common Stock must also be made accordingly to Series B Preferred Stock and Series C Preferred Stock, respectively.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series B Preferred Stock and the Series C Preferred Stock will be entitled to receive $0.01 per share and $40.00 per share, respectively, of the respective preferred stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of Common Stock or any other class or series of BlackRock’s capital stock ranking junior as to liquidation rights to Series B Preferred Stock and Series C Preferred Stock, respectively. After such payment to the holders of Series B Preferred Stock and Series C Preferred Stock and the holders of shares of any other series of BlackRock’s preferred stock ranking prior to the Common Stock as to distributions upon liquidation, the remaining assets of BlackRock will be distributed pro rata to the holders of Series B Preferred Stock, Series C Preferred Stock and any other series of BlackRock’s preferred stock ranking prior to the Common Stock as to distributions upon liquidation that participate with the holders of Common Stock upon liquidation, and the holders of the Common Stock and any other shares of BlackRock’s capital stock ranking pari passu with the Common Stock as to distributions upon liquidation.

Voting Rights.  The Series B Preferred Stock and Series C Preferred Stock have no voting rights except as required by applicable law.

Conversion.  Upon any transfer of Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will be converted into one share of Common Stock. Each share of Series C Preferred Stock will be convertible into one share of Common Stock only upon satisfaction of the terms under the Share Surrender Agreement that are triggered upon a sale of BlackRock. No optional conversion is permitted with respect to either series.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

10.1	Exchange Agreement, dated as of December 26, 2008, between Merrill Lynch & Co., Inc. and BlackRock, Inc.

10.2	Exchange Agreement, dated as of December 26, 2008, between The PNC Financial Services Group, Inc. and BlackRock, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

	By:	/s/ Daniel R. Waltcher
Date: December 29, 2008		Daniel R. Waltcher Managing Director and Deputy General Counsel

EXHIBIT INDEX

10.1	Exchange Agreement, dated as of December 26, 2008, between Merrill Lynch & Co., Inc. and BlackRock, Inc.

10.2	Exchange Agreement, dated as of December 26, 2008, between The PNC Financial Services Group, Inc. and BlackRock, Inc.